UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2015

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On and effective November 17, 2015, the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, amended and restated the By-Laws of the Company (the “By-Laws”) to establish the right for holders of a “net long position” (as defined in the By-Laws) of at least 25% of Sysco’s outstanding common stock to call a special meeting of stockholders (a “Special Meeting”), subject to the applicable terms and conditions set forth in the By-laws, including the following procedures established by such amendments:

•	Procedures for stockholders to request that a record date be set to determine the stockholders entitled to request a Special Meeting;
•	Procedures for stockholders to submit a request to call a Special Meeting, including the informational requirements that must be satisfied by the requesting stockholders; and
•	Procedures for the Company to determine when a request is ineffective or has been revoked.

The foregoing summary of the amendments made to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, as amended and restated and filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Sysco Corporation dated November 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 17, 2015	By:	/s/ Russell T. Libby
Russell T. Libby Executive Vice President, Administration and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Sysco Corporation dated November 17, 2015